Exhibit 4.rr

Suite 215-800 West Pender St Vancouver, BC V6C 2V6 t: 604 669 2251 866 824 1100 f: 604 669 8577 w. www.kimberresources.com

July 8, 2008

Blackmont Capital Inc.

181 Bay Street, Suite 900,

Toronto, ON, M5J 2T3

Attention:

Rick Vernon

Managing Director, Investment Banking

Dear Rick,

Further to our recent discussions concerning the financial advisory engagement agreement between Blackmont Capital Inc. (“Blackmont”) and Kimber Resources Inc. (“Kimber”) dated May 14, 2007 (the “Advisory Services Agreement”) we wish to confirm our understanding concerning amendments to the Advisory Services Agreement.   As discussed, if the following changes reflect your understanding please signify your agreement by signing and returning one (1) copy of this amending agreement letter:

1.

Sub paragraphs 6 (b) (i) to (v) shall be and they are herby deleted and the following subparagraphs substituted therefore:

(i)

If Kimber completes a transaction with any company that is not on Blackmont’s contact list attached hereto as Exhibit “A” (the “Contact List”) no Success Fee will be payable;

(ii)

If Kimber completes a transaction with any company on the Contact List that are listed under the heading “Contacted” ~~or “Passed”~~ , no Success Fee will be payable;

(iii)

If Kimber completes a transaction with any company on the Contact List that are listed under the heading “CA & Teaser Sent” a Success Fee equal to 0.25% of the Transaction Value (as defined below) will be payable by Kimber to Blackmont;

(iv)

If Kimber completes a transaction with any company on the Contact List that are listed under the heading “CA Executed & CIM Sent” a Success Fee equal to 0.5 % of the Transaction Value (as defined below) will be payable by Kimber to Blackmont; and

(v)

If Kimber completes a transaction with Minefinders Corporation Ltd. a Success Fee equal to 0.75 % of the Transaction Value (as defined below) will be payable by Kimber to Blackmont; and

(vi)

If a third party agrees to a joint venture or earn-in arrangement with the Company or makes an investment in the Company through the purchase of debt or equity, where the commitment is greater than $500,000, the Success Fee shall be equal to 3% of the amount agreed to under any joint venture or earn-in fee agreement (whether upfront or payable over time) with the fee earned under this clause capped at $600,000.

3.

Notwithstanding any provisions contained in the Advisory Services Agreement no fees shall be payable to Blackmont by Kimber in respect to any transaction entered into after December 31, 2008 and the Advisory Services Agreement shall terminate on that date.

4.

Subparagraphs 6 (b) (i) to (vi) hereof will apply if the transaction is completed without Kimber utilizing the services of Blackmont.  If Kimber wishes to utilize the services of Blackmont in carrying out a contemplated transaction and Blackmont is to be actively engaged to perform services for Kimber in connection with the contemplated transaction in the nature set forth in the Advisory Services Agreement a new fee schedule and terms will be negotiated by the parties.

Yours truly,

Kimber Resources Inc.

   “Gordon Cummings”

Per:

Gordon Cummings

President & CEO

Accepted and agreed this  22   day

of July, 2008

Blackmont Capital Inc.

“Rick Vernon”

Per:

Rick Vernon

Managing Director, Investment Banking

Exhibit “A”

October 1, 2007 Update

Company	Contacted	Sent CA & Teaser	Received Signed CA	Sent CIM	Data Room Access	Expect to Receive Indication of Interest
Round Two Participants (Site DD)						
Minefinders Corp. Ltd.	✓	✓	✓	✓	✓	✓
CA Executed & CIM Sent						
Aurcana Corp.	✓	✓	✓	✓	✓	
EXMIN Resources Inc.	✓	✓	✓	✓	✓	
Great Panther Resources Ltd.	✓	✓	✓	✓	✓	
Mines Management Inc.	✓	✓	✓	✓	✓	
Nayarit Gold Inc.	✓	✓	✓	✓	✓	
Sterling Mining	✓	✓	✓	✓	✓	
Vista Gold	✓	✓	✓	✓	✓	
CA & Teaser Sent						
Alamos Gold Inc.	✓	✓				
First Majestic Silver Corp.	✓	✓				
Glencairn Gold Corp.	✓	✓				
Hochschild Mining Plc	✓	✓				
IMPACT Silver Corp.	✓	✓				
Linear Gold Corp.	✓	✓				
Mag Silver Corp.	✓	✓				
Metallica Resources Inc.	✓	✓				
Pan American Silver Corp.	✓	✓				
Silver Eagle Mines Inc.	✓	✓				
Silver Wheaton Corp.	✓	✓				
Silvermex Resources Ltd.	✓	✓				
Silverstone Resources Corp.	✓	✓				
Yamana Gold Inc.	✓	✓				
Contacted						
Chesapeake Gold Corp.	✓					
Gammon Gold Inc.	✓					
Genco Resources Ltd.	✓					
Orko Silver Corp.	✓					
Oro Silver Resources Ltd.	✓					
Western Keltic Mines Inc.	✓					
Passed						
Atna Resources Ltd.	✓	✓	✓	✓	✓	No - Pass
Baja Mining	✓	✓				No - Pass
Continuum Resources Ltd.	✓	✓	✓	✓		No - Pass
ECU Silver	✓	✓				No - Pass
Endeavour Silver Corp.	✓	✓				No - Pass
Esperanza Silver Corp.	✓	✓	✓	✓		No - Pass
Excellon Resources Inc.	✓	✓	✓	✓	✓	No - Pass
Geologix Explorations Inc.	✓	✓				No - Pass
Goldcorp Inc.	✓	✓				No - Pass
Hecla Mining Co.	✓	✓				No - Pass
Paramount Gold & Silver Inc.	✓	✓	✓	✓	✓	No - Pass
Premier Gold Mines Limited	✓	✓				No - Pass
Scorpio Mining Corp.	✓	✓				No - Pass
Silver Standard Resources Inc.	✓	✓				No - Pass
SNS Silver	✓	✓				No - Pass
Solitario Resources Corp.	✓	✓				No - Pass